Exhibit 99.1

AVEO and CANbridge Life Sciences Announce Exclusive Licensing

Agreement for AV-203 Outside of North America

CAMBRIDGE, Mass., USA and BEIJING, China – March 21, 2016 – AVEO Oncology (AVEO) and CANbridge Life Sciences, a biopharmaceutical company focused on developing Western drug candidates in China and North Asia, today announced an exclusive collaboration and license agreement in which AVEO has granted CANbridge Life Sciences worldwide rights, excluding the United States, Canada, and Mexico, to AV-203, AVEO’s clinical-stage ErbB3 (HER3) inhibitory antibody candidate.

CANbridge plans to develop AV-203 first in esophageal squamous cell cancer (ESCC), the most prevalent form of esophageal cancer. According to the World Health Organization, esophageal cancer is the eighth most common cancer globally, with over 450,000 cases diagnosed each year. To date, AVEO has completed a Phase 1, open-label, dose-escalation study of AV-203 in patients with advanced solid tumors. In this study, AV-203 was found to be generally safe and well-tolerated, with an early signal of activity consistent with preclinical data showing the potential for heregulin, the only known ligand for ErbB3, to serve as a biomarker predictive of AV-203 anti-tumor activity.

Under the terms of the agreement, CANbridge Life Sciences is obligated to pay AVEO an upfront payment of $1 million plus up to $133 million in potential reimbursement and milestone payments, assuming the successful achievement of specified development, regulatory and commercialization objectives. AVEO is also eligible for a tiered royalty, with a percentage range in the low double digits, on net sales of AV-203 in the agreement’s territories.

CANbridge Life Sciences will be responsible for costs associated with the execution of a development plan that includes additional manufacturing requirements as well as pre-clinical and clinical studies necessary to demonstrate proof-of-concept for AV-203 as a treatment for squamous cell esophagus cancer, including a Phase IIa proof-of-concept study meeting mutually agreed upon criteria. Following completion of the proof-of-concept studies, AVEO and CANbridge will negotiate a possible agreement under which they may co-develop AV-203, with each party bearing a percentage of the cost of global development activities based on respective geographic rights. If the parties fail to reach such an agreement, CANbridge may continue the development of AV-203 on its own in markets outside of the United States, Canada and Mexico.

“With an exclusive license to AV-203 outside of North America, CANbridge will be expanding outside of Asia for the first time,” said James Xue, CANbridge Chairman and CEO. “Pre-clinical work shows that AV-203 has the potential to treat ESCC, the most common type of esophageal cancer in Asia, with fifty percent of worldwide diagnoses occurring in China. Esophageal cancer is also prevalent in other parts of the world, particularly developing countries. As part of our globalization strategy, we plan to develop AV-203 in Asia first, then bring it to other territories where patients with this form of disease have few treatment options.”

“There is a growing body of clinical data which suggests that heregulin-driven ErbB3 signaling drives resistance to standard therapy in a variety of tumors overexpressing HER3,” said Michael Bailey, president and chief executive officer of AVEO. “This agreement allows us to further advance AV-203 development by leveraging the resources of a motivated partner in CANbridge, which is led by a deeply experienced team hailing from Genzyme, Synageva and other life sciences innovators. Importantly, it also allows us to retain North American rights for future development for a third clinical stage drug candidate, providing AVEO with a robust portfolio of oncology therapeutics.”

About CANbridge Life Sciences

CANbridge Life Sciences, Ltd. is a bio-pharmaceutical company accelerating development and commercialization of specialty healthcare products for serious and critical medical conditions in China and North Asia (Korea and Taiwan). CANbridge develops partnerships with Western bio-pharmaceutical companies with clinical-stage pharmaceutical, medical device or diagnostic products that are either unavailable in China/North Asia or address medical needs that are underserved in the region. CANbridge also licenses, or obtains exclusive rights to commercialize, drug and device products that are approved in their home markets for commercialization in China and North Asia. CANbridge has an agreement with EUSA Pharma, to commercialize Caphosol® in China for the prevention and treatment of oral mucositis caused by cancer treatments, and a license with Apogenix to develop, manufacture and commercialize immune-oncology therapy, APG101, for the treatment of glioblastoma multiforme in China, Macao, Hong Kong and Taiwan, where it will be developed as CAN008.

Led and backed by a highly-seasoned executive team, with extensive Chinese drug development experience, CANbridge has the capability to select, acquire, develop and commercialize future therapeutics and diagnostics targeting the unmet medical needs of Chinese and East Asian patients with serious or critical conditions.

CANbridge is privately-held and headquartered in Beijing, China. For more on CANbridge Life Sciences, please go to www.canbridgepharma.com.

About AVEO

AVEO Oncology (AVEO) is a biopharmaceutical company dedicated to advancing a broad portfolio of targeted therapeutics for oncology and other areas of unmet medical need. The company is focused on developing and commercializing its lead candidate tivozanib, a potent, selective, long half-life inhibitor of vascular endothelial growth factor 1, 2 and 3 receptors, in North America as a treatment for Renal Cell Carcinoma and other cancers. AVEO is leveraging multiple partnerships to develop and commercialize tivozanib in non-oncologic indications worldwide and oncology indications outside of North America, as well as to progress its pipeline of novel therapeutic candidates in cancer and cachexia (wasting syndrome). For more information, please visit the company’s website at www.aveooncology.com.

AVEO Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “may,”

“plan,” “could,” “should,” “seek,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: expected payments from CANbridge; expected benefits of the CANbridge license agreement; expected benefits and potential of AV-203; expected commercialization of tivozanib. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including risks relating to: AVEO’s ability to maintain its licensing agreements, including with CANbridge, and its ability, and the ability of its licensees, to achieve development and commercialization objectives under these arrangements; AVEO’s ability, and the ability of its licensees, to demonstrate to the satisfaction of applicable regulatory agencies the safety, efficacy and clinically meaningful benefit of AVEO’s product candidates; AVEO’s ability to successfully implement its strategic plans; AVEO’s ability to successfully enroll and complete clinical trials of its product candidates; AVEO’s ability to achieve and maintain compliance with all regulatory requirements applicable to its product candidates; AVEO’s ability to obtain and maintain adequate protection for intellectual property rights relating to its product candidates and technologies; developments, expenses and outcomes related to AVEO’s ongoing shareholder litigation and SEC investigation; AVEO’s ability to raise the substantial additional funds required to achieve its goals; unplanned capital requirements; adverse general economic and industry conditions; competitive factors; and those risks discussed in the section titled “Risk Factors” in AVEO’s most recent Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments may cause its views to change. While AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date other than the date of this press release.

CANbridge Contact:

Company

James Xue

CEO

+8610.8414.8018

   781.995.0074

Media:

Deanne Eagle

Planet Communications

917.837.5866

AVEO Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com

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